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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant To Section 13 or 15(d) of The Securities Exchange Act Of 1934

         Date of Report (Date of earliest event reported) April 2, 2001


                            NETWORK PERIPHERALS INC.
               (Exact name of registrant as specified in charter)


          Delaware                       0-23970                 77-0216135
    --------------------          --------------------        ----------------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)


                      2859 Bayview Drive, Fremont, CA 94538
                  --------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (510) 897-5000
                  --------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not applicable
                  --------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 2.  Acquisition or Disposition of Assets

         On March 30, 2001, Network Peripherals Inc. ("NPI") entered into a stock purchase agreement with FalconStor, Inc. ("FalconStor") for the purchase of 9,792,401 shares of FalconStor's Series C Convertible Preferred Stock, $0.001 par value per share, at a price of $2.553 per share. In exchange for the shares of FalconStor's Series C Preferred Stock, on April 2, 2001, NPI paid $25,000,000 in cash to FalconStor. FalconStor is an emerging leader in network storage infrastructure software and is headquartered in Melville, New York.

         NPI and FalconStor have also entered into a Second Amended and Restated Registration Rights Agreement, the Second Amended and Restated Stockholders Agreement and a Voting Agreement in connection with NPI's investment in FalconStor.

ITEM 7.  Financial Statements and Exhibits

         (c)      Exhibits.

         Exhibit     Description
         -------     -----------
         10.60       Stock Purchase Agreement dated as of March 30, 2001 by and between FalconStor, Inc. and Network Peripherals Inc.

         99.1        Network Peripherals Inc. Press Release dated April 2, 2001.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 16, 2001               NETWORK PERIPHERALS INC.


                                      By:  /s/ James Williams
                                          -------------------------------------
                                          James Williams
                                          Senior Vice President of Finance and
                                          Administration, Secretary, Treasurer
                                          and Chief Financial Officer
                                          (Authorized Officer)



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                                INDEX OF EXHIBITS


  Exhibit         Description
  -------         -----------
  10.60           Stock Purchase Agreement dated as of March 30, 2001 by and between FalconStor, Inc. and Network Peripherals Inc.

  99.1            Network Peripherals Inc. Press Release dated April 2, 2001.